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PROXY                                                                   PROXY


                    ELTRON INTERNATIONAL, INC.
           PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD OCTOBER  , 1998
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder(s) hereby appoint(s) Donald K. Skinner and Kristen D. Qualls, and each of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Common Stock of Eltron International, Inc. held of record as of _______, 1998 which the undersigned is entitled to vote at the Special Meeting of Shareholders of
Eltron International, Inc. to be held on October   , 1998 at the Radisson
Hotel, 999 Enchanted Way, Simi Valley, California 93065, at 10:00 a.m. local time, and at any adjournment thereof.

         (continued, and to be signed, on reverse side)



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                      ELTRON INTERNATIONAL, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


1.   PROPOSAL TO APPROVE THE MERGER AND THE MERGER AGREEMENT.


         For __               Against __                  Abstain __


2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.




Please sign exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.
When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, limited liability company, or other entity, please sign in partnership, limited liability company or other entity name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature _______________________________ DATE: ___________________, 1998

Signature (if held jointly) _____________________________________________


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER(S).
IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.